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                                                                     EXHIBIT 1.1

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EXECUTION COPY

                                 METALLURG, INC.

                                  $100,000,000
                            11% Senior Notes due 2007

                               PURCHASE AGREEMENT

                                                              New York, New York
                                                               November 20, 1997

To:   SALOMON BROTHERS INC
      BANCBOSTON SECURITIES INC.

In care of:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

            Metallurg, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchasers"), $100,000,000 aggregate principal amount of its 11% Senior Notes due 2007 (the "Notes") to be fully and unconditionally guaranteed on a senior unsecured basis (the "Subsidiary Guarantees" and, together with the Notes, the "Securities") by certain of the Company's subsidiaries signatory hereto (the "Guarantors"). The Securities are to be issued under an indenture (the "Indenture") dated as of November 25, 1997, among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

            The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

            In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 4, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated November 20, 1997 (the

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"Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum
sets forth certain information concerning the Company, the Guarantors and the Securities. The Company and the Guarantors, jointly and severally, hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement thereto subsequent to the Execution Time.

            The holders of the Securities will be entitled to the benefits of the Registration Agreement dated the date hereof, between the Company, the Guarantors and the Purchasers (the "Registration Agreement").

            Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.

            1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Purchasers as set forth below in this Section 1.

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms for the Securities intentionally left blank) necessary to make the statements therein, in the light of the circum stances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b) hereof.

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            (b) None of the Company, the Guarantors, any of their respective
      Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regula tion D")), nor any person acting on its or their behalf has, directly or indirectly, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) under circumstances that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

            (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (d) None of the Company, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

            (e) Neither the Company nor any Guarantor has taken nor will they take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the offering of the Securities.

            (f) Neither the Company nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's or any Guarantor's securities.

            (g) Neither the Company nor any Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or the Guarantors (except as contemplated by this Agreement).

            (h) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not

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      misleading.

            (i) Each of the Company and the Guarantors has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture and the Securities and to perform the transactions contemplated hereby and thereby (the "Transactions"). This Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company and each Guarantor. The execution and delivery of the Indenture has been duly authorized by the Company and each Guarantor and, when duly executed and delivered by the parties thereto, the Indenture will constitute a valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (j) Upon execution and delivery of the Indenture, and when the Notes are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, (i) the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (ii) the Guarantees will constitute a valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (k) The execution, delivery and performance of this Agreement, the Registration Agreement, the Indenture and the Securities by the Company and each Guarantor and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the articles of incorporation, by-laws or other organizational documents of the Company or any of the Subsidiaries (as defined below), (ii) any statute, rule or regulation applicable to the Company or any Subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their

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      respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject or (iv) any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture or the Securities or for the consummation of the Transactions, except for compliance with state securities or blue sky laws. The term "Subsidiary" means each person of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company.

            (l) The consolidated financial statements with respect to the Company included in the Final Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

            (m) Since the date of the latest audited consolidated financial statements of the Company included in the Final Memorandum, there has been no material adverse change, nor to the Company's and the Guarantors' knowledge, after due inquiry, any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, properties or results of operations or prospects of the Company and its Subsidiaries taken as a whole.

            (n) Except as disclosed in the Final Memorandum, (i) there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and the Guarantors' knowledge, threatened to which the Company or any of its Subsidiaries is or is threatened to be made a party or of which property owned or leased by the Company or any of its Subsidiaries is or is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, reasonably be expected to have a material adverse

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      effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under this Agreement, the Indenture, the Registration Agreement or the Securities or to consummate the Transactions (a "Material Adverse Effect"), and (ii) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent, in either case which could have a Material Adverse Effect. Except as described in the Final Memorandum, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

            (o) Except as disclosed in the Final Memorandum, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and necessary to conduct the business now operated by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them or that could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Final Memorandum, the Company and its Subsidiaries hold any leased real or personal property necessary to the conduct of the business now operated by them under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or that could reasonably be expected to have a Material Adverse Effect.

            (p) Except as disclosed in the Final Memorandum, the Company and the Subsidiaries have all necessary material permits, licenses and other authorizations required by applicable law for the Company and the Subsidiaries to conduct their businesses as now conducted.

            (q) Except as disclosed in the Final Memorandum, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of radioactive, hazardous or toxic materials,

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      wastes or substances or relating to the protection or restoration of the environment or human exposure to radioactive, hazardous or toxic materials, wastes or substances or the operation or decommissioning of facilities at which such radioactive, hazardous or toxic materials, wastes or substances are present (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim referred to in clauses (i), (ii), (iii) or (iv) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any pending investigation which might lead to such a violation or claim.

            (r) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (s) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has provided all necessary information to the National Association of Securities Dealers, Inc., in order to ensure that the Securities are designated PORTAL eligible securities.

            (t) On or prior to the Closing Date, the Company's 12% Senior Secured Notes due 2007 (the "Secured Notes") shall have been fully and validly satisfied and discharged in accordance with the terms of the Indenture governing the Secured Notes (the "Secured Notes Indenture").

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, severally and not jointly at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from November 25, 1997, to the Closing Date, the principal amount of Securities set forth opposite each Purchaser's name in Schedule I hereto.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City

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time, on November 25, 1997, or such later date (not later than December 2, 1997)
as the Purchasers may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds to a U.S. dollar account in New York previously designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than three full business days in advance of the Closing Date.

            The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

            4. Offering of Securities. Each Purchaser (i) acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees with the Company that:

            (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

            (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

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            5. Agreements. The Company and the Guarantors jointly and severally agree with the Purchasers that:

            (a) At any time prior to completion of the sale of the Securities, the Company and the Guarantors will furnish to the Purchasers, without charge, as many copies of the Final Memorandum and any supplements or amendments thereof or thereto as the Purchasers may reasonably request. The Company and the Guarantors will pay the expenses of printing or other production of all documents relating to the offering.

            (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Purchasers.

            (c) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Guarantors promptly will notify the Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Initial Purchasers' consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

            (d) The Company will arrange for the qualification of the Securities for sale by the Purchasers under the laws of such jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities. Each of the Company and the Guarantors promptly will advise the Purchasers of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) The Company and the Guarantors will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of

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      them.

            (f) Except pursuant to the Registration Agreement, none of the Company, the Guarantors, any of their Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

            (g) None of the Company, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

            (h) So long as any of the Securities are "restricted securities" within the meaning of the Securities Act, the Company will, unless it becomes subject to and complies with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (i) None of the Company, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities except pursuant to a registered public offering as provided in the Registration Agreement and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (j) The Company and the Guarantors will cooperate with the Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (k) The Company will not, until 180 days following the Closing Date, without the prior written

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      consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any Guarantor (other than (i) the Securities and (ii) pursuant to a registered public offering as provided in the Registration Agreement). Neither the Company nor any Guarantor will at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

            (l) Neither the Company nor any Guarantor will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with any offering of the Securities.

             (m) The Company and the Guarantors hereby agree to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

            (n) The Company will apply the net proceeds of the offering and sale of the Securities in the manner set forth in the Final Memorandum under the caption "Use of Proceeds".

            6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

            (a) The Company shall have furnished to the

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      Purchasers the opinion of Rogers & Wells, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) each of the Company and Shieldalloy Metallurgical
            Corporation, Metallurg Services, Inc., and MIR (China), Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and each Guarantor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                  (ii) the Company's authorized equity capitalization is as set forth in the Final Memorandum and the Securities conform in all material respects to the description thereof contained in the Final Memorandum;

                  (iii) the Indenture has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Securities are in the form contemplated by the Indenture and have been duly authorized and executed by the Company and the Guarantors and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the statements set forth under the heading "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such

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            provisions;

                  (iv) the Indenture conforms as to form in all material
            respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture which is qualified thereunder;

                  (v) the information contained in the Final Memorandum under the headings "Business--Environmental Matters", "Business--Legal Proceedings", "Certain Transactions", "Description of Credit Facilities and Other Financing Arrangements" and "Certain Federal Income Tax Considerations", fairly summarizes the matters therein described;

                  (vi) this Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company and the Guarantors;

                  (vii) no consent, approval, authorization or order of, or
            filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Agreement and the Securities or for the consummation of the Transactions, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Purchasers and except such as may be required under the Securities Act with respect to the Registration Agreement and the transactions contemplated thereunder;

                  (viii) none of the issue and sale of the Securities, the
            execution and delivery of this Agreement, the Registration Agreement or the Indenture, the fulfillment of the terms hereof or thereof or the consummation of the Transactions will conflict with, result in a breach or violation of, or constitute a default under any provision of applicable law or the charter or by-laws of the Company or any Guarantor or the terms of any indenture or other agreement or instrument set forth in an exhibit to such opinion, or any judgment, order or decree known to such counsel to be applicable to the Company or any of the Guarantors of any court, regulatory body, administrative agency, governmental body or

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            arbitrator having jurisdiction over the Company or any of the
            Guarantors;

                  (ix) assuming the accuracy of the representations and
            warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act is necessary, for the offer, sale and delivery of the Securities in the manner contemplated by this Agreement;

                  (x) none of the Company or any of the Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom, will be, an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption arising out of the number of holders of the Company's securities;

                  (xi) to the best of such counsel's knowledge, there is no
            pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which the Company or any of the Guarantors is a party or of which any property or assets of the Company or any of the Guarantors is the subject that, individually or in the aggregate, questions the validity of this Agreement, the Registration Agreement, the Indenture, the Securities, the Transactions or any action taken or to be taken pursuant hereto or thereto; and

                  (xii) following the deposit with the Trustee of funds in an amount sufficient to cover the redemption of the Secured Notes, the Secured Notes Indenture will be of no further force and effect, except as to any surviving rights of transfer or exchange of the Secured Notes expressly provided for therein and the obligations of the Company regarding compensation and indemnity.

                  Such counsel shall also state that while they have not (except as provided above) independently verified and are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Final Memorandum (except as provided above), on the basis of their participation in the preparation of the Preliminary Memorandum and the Final Memorandum and

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      their discussions with certain officers, directors and employees of the
      Company, representatives of Deloitte & Touche LLP, the independent accountants who examined certain of the financial statements of the Company and the Guarantors included in the Final Memorandum, and the Purchasers, they have no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein (other than the financial statements and other financial and statistical data therein), in the light of the circumstances under which they were made, not misleading or that the Final Memorandum (other than the financial statements and other financial and statistical data therein) includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, copies of which shall be provided to the Purchasers.

                  All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (b) The Company shall have furnished to the Purchasers the opinion of Eric L. Schondorf, Esq., Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                  (i) all the outstanding shares of capital stock of the Company and each Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable. Except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of each Guarantor, London & Scandinavian Metallurgical Co., Limited ("LSM"), GfE Gesellschaft fur Elektrometallurgie mbH ("GfE") and Elektrowerk Weisweiller GmbH ("EWW") (collectively with the Guarantors, the "Specified Subsidiaries") are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                  (ii) none of the issue and sale of the Securities, the
            execution and delivery of this Agreement, the Registration Agreement or the Indenture, the fulfillment of the terms hereof or thereof or the consummation of the Transactions will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of the Specified Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of the Specified Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Specified Sub- sidiaries;

                  (iii) to the best of such counsel's knowledge, there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of their respective subsidiaries is the subject that, individually or in the aggregate, (A) questions the validity of this Agreement, the Registration Agreement, the Indenture, the Securities, the Transactions or any action taken or to be taken pursuant hereto or thereto, or (B) if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, is reasonably likely to have a Material Adverse Effect;

                  Such counsel shall also state that while he has not independently verified and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Final Memorandum, on the basis of his participation in the preparation of the Preliminary Memorandum and the Final Memorandum and his discussions with certain officers, directors and employees of the Company, representatives of Deloitte & Touche LLP, the independent accountants who examined certain of the financial statements of the Company and the Guarantors included in the Final Memorandum, and the Purchasers, he has no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein

      (other than the financial statements and other financial and statistical data therein), in the light of the circumstances under which they were made, not misleading or that the Final Memorandum (other than the financial statements and other financial and statistical data therein) includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to Cravath, Swaine & Moore, copies of which shall be provided to the Purchasers, and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials, copies of which shall be provided to the Purchasers.

                  All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (c) The Company shall have furnished to the Purchasers the opinion of Mr. Dietrich Kessel, special German counsel to EWW and GfE dated the Closing Date, to the effect that:

                  (i) each of EWW and GfE has been duly incorporated and is
            validly existing as a corporation in good standing under the laws of Germany, with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum;

                  (ii) the information contained in the Final Memorandum under the headings "Offering Memorandum Summary--Business Strategies--Improve Financial Flexibility," "Risk Factors--Holding Company Structure; Restrictions on Dividend Payments by Subsidiaries" and "Business--Business Strategy--Improve Financial Flexibility," insofar as they purport to describe the legal requirements relating to the payment of dividends under German law, fairly summarizes the matters therein described;

                  (iii) except as otherwise set forth in the Final Memorandum, there are no consents, permissions, authorizations, approvals or orders of, or filings or registrations with or notices to, any court, regulatory body, administrative agency or other governmental body, other than those which have been obtained or duly requested or made by EWW and GfE, which are required under German law for the payment of dividends by GfE and EWW. As a result of such actions, such entities will be permitted under German law to pay dividends on or before December 31, 1998;

                  (iv) all of the outstanding shares of capital stock of EWW have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of EWW are owned by the Company, except as otherwise set forth in the Final Memorandum, either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to such counsel's knowledge, after due inquiry, any other security interests, claims, liens or encumbrances, except as otherwise set forth in the Final Memorandum; and

                  (v) all of the outstanding shares of capital stock of GfE have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of GfE are owned by Metallurg Holdings Corporation, except as otherwise set forth in the Final Memorandum, either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to such counsel's knowledge, after due inquiry, any other security interests, claims, liens or encumbrances, except as otherwise set forth in the Final Memorandum.

                  All references in this Section 6(c) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (d) The Company shall have furnished to the Purchasers the opinion of Dibb Lupton Alsop, special English counsel to LSM dated the Closing Date, to the effect that:

                  (i) LSM has been duly incorporated and is validly existing as a company under the laws of

            England and has all requisite power and authority to carry on its business as currently conducted and own property;

                  (ii) all of the shares in the capital of LSM (x) have been duly and validly authorized and are issued and fully paid and (y) are registered in the name of Metallurg Holdings Corporation.

            (e) The Company shall have furnished to the Purchasers the opinion of Archer & Greiner, special New Jersey counsel to Metallurg Holdings Corporation ("Holdings") dated the Closing Date, to the effect that:

                  (i) Holdings has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of New Jersey, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum; and

                  (ii) the execution, delivery and performance of this
            Agreement, the Registration Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of Holdings.

                  All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (f) The Purchasers shall have received from Cravath, Swaine & Moore such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (g) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman, President and Chief Executive Officer and the Vice President-Finance and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and the Registration Agreement and that:

                  (i) the representations and warranties of the

            Company and the Guarantors in this Agreement and the Registration Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date; and

                  (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties, of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

            (h) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                  (i) based upon (x) their review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the quarter ended July 31, 1997, and as at July 31, 1997, and (y) the procedures detailed in such letter with respect to the period subsequent to the date of the latest audited financial statements included in the Final Memorandum, including the reading of the minutes and inquiries of certain officials of the Company who have responsibility for the financial and accounting matters and certain other limited procedures requested by the Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                        (A) any unaudited financial statements of the Company
                  included in the Final Memorandum are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Final Memorandum; or

                        (B) with respect to the period subsequent to July 31,
                  1997, there were, at a specified date not more than five business days prior to the date of the letter, any changes in the total debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company or decreases in working capital of the Company and its subsidiaries, as compared with the amounts shown on the July 31, 1997, consolidated balance sheet included in the Final Memorandum, or for the period from August 1, 1997, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total revenue, income (loss) before income tax provision, net income or EBITDA, as defined in the Indenture, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers;

                  (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Offering Memorandum Summary", "Risk Factors", "Use of Proceeds", "Capitalization" "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management", "Description of Credit Facilities", "Description of the Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                  (iii) on the basis of a reading of the unaudited pro forma financial statements (the "pro
            forma financial statements") included in the Final Memorandum, carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

            All references in this Section 6(h) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

            (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

            (j) On or prior to the Closing Date, the Registration Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the Trustee.

            (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
      Act) or any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of the Securities or any of the Company's other debt securities.

            (l) The Third Amendment dated as of November 25, 1997 to the Loan Agreement dated as of April 14, 1997, among the Company, the Guarantors, BankBoston, N.A. and the Banks party thereto shall be in full force and effect on the Closing Date.

            (m) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchasers and Cravath, Swaine & Moore, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            The documents required to be delivered by this Section 6 will be delivered at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, on the
Closing Date.

            7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by any of the Purchasers, the Company and the Guarantors jointly and severally will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Purchaser, each director, officer, employee and agent of any Purchaser and each other person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(i), or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b); provided further, however, that the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any indemnified party to the extent that it is determined by a final, non-appealable judgment that (i) the Preliminary Memorandum contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of the Securities by any Purchaser,
(iii) any such loss, claim, damage or liability of such indemnified party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of any revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented, and the Company had previously furnished copies thereof to such Purchaser and (iv) the revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Company or the Guarantors may otherwise have.

            (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantors, their respective directors and officers, and each other person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company and the Guarantors acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (or in any amendment thereof or supplement thereto) constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto).

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint as counsel one firm of attorneys of the indemnifying party's choice at the indemnifying party's expense which counsel, together with one local counsel in each applicable jurisdiction, shall act on behalf of all the indemnified parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors on the one hand and the Purchasers on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Guarantors or the Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors or the Purchasers, as applicable, from the offering of the Securities; provided, however, that in no case shall any Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors on the one hand and the Purchasers on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors or the Purchasers, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the

Guarantors shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Guarantors on the one hand and the Purchasers on the other hand. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company or any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by a Purchaser. If any one of the Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Purchaser shall be obligated to take up and pay for the Securities that the defaulting Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Purchaser does not purchase all the Securities, this Agreement will terminate without liability to such non-defaulting Purchaser, the Company or any Guarantor. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company, any Guarantor or any non-defaulting Purchaser for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers, the Company or the Guarantors or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 6 East 43rd Street, 12th Floor, New York, New York 10017, Fax: (212) 687-9621, Attention:
Secretary.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, no other person will have any right or obligation hereunder.

            14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

            15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

            16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and the Purchasers.


                              Very truly yours,

                              METALLURG, INC.


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              SHIELDALLOY METALLURGICAL CORPORATION


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              METALLURG HOLDINGS CORPORATION


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              METALLURG SERVICES, INC.


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              MIR (CHINA), INC.


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
BANCBOSTON SECURITIES INC.


By: SALOMON BROTHERS INC

By:
   -----------------------
   Name:
   Title:

For themselves and the other
Purchasers named in
Schedule I to the foregoing Agreement

                                   SCHEDULE I


                                                      Principal
                                                      Amount of
                                                      Securities to
Purchasers                                            be Purchased
----------                                            -------------

Salomon Brothers Inc .........................        $ 50,000,000
BancBoston Securities Inc. ...................          50,000,000
                                                      ------------
                  Total ......................        $100,000,000

                                    EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

            (1)(a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and
(ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and November 25, 1997, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.

            (b) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

            (c) Terms used in this section have the meanings given to them by Regulation S.

            (2) Each Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.